UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report September 19, 2001


                 TRUST CREATED BY PNC MORTGAGE ACCEPTANCE CORP.
              (under a Pooling and Servicing Agreement dated as of
         June 1, 2000, which Trust is the Issuer of Commercial Mortgage
         Pass-Through Certificates 2000-C1) (Exact name of registrant as specified in its charter)


      New York                      333-95447-01                36-4394784
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
of incorporation)                                             Identification)


LaSalle Bank, N.A., Trustee,
Corporate Trust Department,
135 LaSalle Street, Suite 1625
Chicago, Illinois
Attention: Asset-Backed Securities Trust Services
PNCMAC Series 2000-C1                                           60603
(Address of principal executive offices)                      (zip code)


  Registrant's telephone number, including area code: 800-246-5761


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


Item 9.  Regulation FD Disclosure

           In Accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

      One or more of the assets in this transaction are secured by properties located south of Canal Street in lower Manhattan, New York. Midland Loan Services, Inc., the Master Servicer for the transaction, is currently compiling information about impacted properties in this area and will make such information available pursuant to the Pooling and Servicing Agreement for the transaction. Investors should send specific questions about the transaction via e-mail to: askmidland@midlandls.com. Investors that have general questions about Midland's servicing activities with respect to the events of September 11, 2001 may contact either Stacey Berger at (202) 393-7373 or Jan Sternin at (816) 292-8633.

                             SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MIDLAND LOAN SERVICES, INC., not in its individual capacity but solely as a duly authorized agent of Registrant pursuant to Section 3.20 of the Pooling and Servicing Agreement dated as of June 1, 2000


                          By:      /s/ Lawrence D. Ashley
                               -----------------------------------------
                          Name:    Lawrence D. Ashley
                               -----------------------------------------
                          Title:   Senior Vice President
                                ----------------------------------------

Date:  September 19, 2001